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EXHIBIT 12.1



                            Salt Holdings Corporation
               Computation of Ratios of Earnings to Fixed Charges
                                  (in millions)


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

                                                  ---------------------    -------------------------------
                                                    Six Months Ended
                                                         June 30,              Year Ended December 31,
                                                  ---------------------    -------------------------------
                                                    2003         2002        2002       2001        2000
                                                  --------    ---------    -------    -------    ---------
  Earnings:
    Income (loss) before income taxes.......      $  22.7     $    6.4     $ 30.3     $ 45.8    $ (571.4)
    Plus fixed charges......................         26.2         22.3       45.1       16.7         18.4
    Less capitalized interest...............           --           --         --       (1.0)        (1.1)
                                                  --------    ---------    -------    -------    ---------
                                                  $  48.9     $   28.7     $ 75.4     $ 61.5    $ (554.1)
                                                  ========    =========    =======    =======    =========


  Fixed Charges:
    Interest charges........................      $  25.0     $   21.1     $ 42.4     $ 14.4     $   16.4
    Plus interest factor in operating rent
      expense...............................          1.2          1.2        2.7        2.3          2.0
                                                  --------    ---------    -------    -------    ---------
                                                  $  26.2     $   22.3     $ 45.1     $ 16.7     $   18.4
                                                  ========    =========    =======    =======    =========

  Ratio of earnings to fixed charges (excess
    of fixed charges over earnings).........         1.87x       1.29x       1.67x      3.69x    $ (572.5)
                                                  ========    =========    =======    =======    =========

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